UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 20, 2017 Protea Biosciences Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51474	20-2903252
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1311 Pineview Drive, Suite 501 Morgantown, West Virginia 26505
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:	(304) 292-2226

(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On or about April 3, 2017, Protea Biosciences Group, Inc., a Delaware corporation (the “Company”) executed and delivered a senior secured convertible promissory note in favor of Summit Resources, Inc., a West Virginia corporation (“Summit” or “Lender”) controlled by Steve Antoline, who was then a member of the board of directors of the Company, in the maximum principal amount of up to $1,750,000.00. A total of $500,000 was advanced by Summit under such note. In addition, in August 2017, the Company received a loan in the amount of $440,000 from Summit under a maximum 10% $500,000 note, dated August 25, 2017, that is payable to Summit on the earlier of (a) December 31, 2017, (b) the Company’s receipt of $2,500,000 or more from any subsequent private placement of securities consummated prior to December 31, 2017, or (c) the completion of a public offering of the Company’s securities. In consideration of its making of the loan, the Company granted to Summit or its designees a seven-year warrant to purchase, for an initial exercise price of $0.075 per share, 60,000,000 shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”). In addition to the aforementioned note, three additional loans and notes were issued to Summit pursuant to the same provisions set forth in the August 30, 2017 note. These additional loans were made on August 30, 2017 for $300,000, September 8, 2017 for $110,000, and on September 27, 2017 for $300,000. As a result, prior to October 24, 2017, Summit had loaned an aggregate of $1,650,000 to the Company. The additional notes also granted to Summit or its designees three additional seven-year warrants to purchase a total of 160,000,000 shares of Common Stock at an initial exercise price of $0.075 per share.

As of October 19, 2017, Summit had made advances to the Company in the aggregate amount of $1,650,000.00 and, together with accrued and unpaid interest, the total amount of outstanding principal and interest due under all notes issued by the Company to Summit was $1,726,173.26.

On October 20, 2017, the Company, its subsidiary Protea Biosciences, Inc. (“Protea”) and Summit entered into a note and loan agreement that restated and consolidated all prior Summit loans, effective as of October 19, 2017 (the “Restated Summit Loan Agreement”). Under the terms of the Restated Summit Loan Agreement, and in view of the fact that the Company did not have liquid resources to finance its payroll and other obligations, the parties to the Restated Loan Agreement agreed as follows:

•	Summit advanced an additional $500,000 to Protea;
•	Protea executed a new note of $2,226,173.26 in principal amount payable on November 18, 2017;
•	The Company unconditionally guaranteed the loan and note;
•	Summit received a first priority lien and security interest on all of the assets of the Company; and
•	The Company pledged to Summit the capital stock of Protea.

As of October 25, 2017, the Company used and intends to use the proceeds of the additional $500,000 advance by Summit to pay (i) $25,000 in reduction of accrued and unpaid professional fees, (ii) $170,000 in payroll obligations and related employee benefits that were due on October 23, 2017, (iii) $30,000 for CRO retention (see below) and (iv) the balance will be applied toward working capital primarily needed for payroll obligations due over the succeeding two weeks. There are substantial additional obligations, including past due equipment leases and supplier obligations, that the Company may not be able to pay with its currently limited working capital reserves.

In addition, the Company and Protea agreed to engage the services of a chief restructuring officer (the “CRO”) who has been given authority to provide business management and oversight over the Company’s business and operations. The final terms of the CRO’s engagement shall be subject to the review and approval of the Lender. The Company agreed that the CRO shall have broad authority and discretion to manage and oversee the Company’s day-to-day operations. Without limiting the foregoing, the CRO shall be responsible for overseeing the possible restructuring the Company’s operations, including, without limitation, allocating the Company’s capital and evaluating and advising the board of directors of the Company (the “Board”) with respect to any and all liability restructuring opportunities.

The Restated Summit Loan Agreement provides that the Company, through the CRO, shall diligently and in good faith solicit, evaluate and pursue offers and proposals from any party(ies) for the purchase and sale of the Company’s business and/or assets, long term financing, refinancing of existing Company debt, raise of additional equity through the sale of stock in the Company and/or any combination of the foregoing, or any further or additional transaction intended to remedy the Company’s operating deficit and financial distress and provide for the long-term sustainability of the Company and/or protect the interests and investments of the Company’s stockholders and creditors (each, a “Proposed Transaction”). The Restated Summit Loan Agreement provides that the Board will not accept and/or enter into any Proposed Transaction without the prior recommendation and approval of the CRO; provided, however, that the Board may accept a Proposed Transaction without the recommendation or approval of the CRO if the Board first seeks the input of the CRO and such Proposed Transaction involves and is limited to the sale of Common Stock and/or warrants or other rights to purchase Common Stock of the Company or the issuance of unsecured convertible securities having a maturity beyond the Maturity Date of the Note (a “Securities Issuance”) and does not violate the documents governing the Restated Summit Loan Agreement or applicable securities laws.

In performing its duties and responsibilities, the CRO shall be vested with broad authority to manage and/or allocate the Company’s operations, assets, and employees. Further, upon receipt and evaluation of any Proposed Transaction(s), the CRO shall provide his/her recommendation(s) and conclusion(s) with respect to such Proposed Transaction(s) to the Board for final approval or rejection; provided, however, that in the event the Board fails to enter into a binding agreement for the consummation of a Proposed Transaction as of the Maturity Date (as extended), the CRO shall be vested at the inception of the engagement with the sole and absolute authority and discretion in his/her reasonable business judgment, taking into account the best interest of the Company’s creditors and stockholders, to either (i) consummate a Proposed Transaction (including, without limitation, authority to enter into any agreements or other instruments necessary in connection therewith), or (ii) file a voluntary petition for bankruptcy on behalf of the Company. In the event the CRO elects, pursuant to the foregoing sentence, to file a voluntary bankruptcy proceeding on behalf of the Company, then the CRO shall have the full right and authority, subject to the approval of the Board and bankruptcy court, to propose a plan of reorganization or negotiate, direct and/or effectuate the sale and/or disposition of the Company’s assets and/or consummate any other transaction(s) on behalf of the Company through the bankruptcy proceedings. The CRO shall serve for an interim period until the Company has consummated a Proposed Transaction or has otherwise, to Summit’s satisfaction in its reasonable business judgment, implemented an alternative long-term solution to remedy the Company’s operating deficit and financial distress.

Although the maturity date of the Summit Note is November 18, 2017, the Restated Loan Agreement provides that Summit may, in the exercise of its sole discretion, extend the maturity date. In addition, if the Company is able to consummate a Securities Issuance on or before November 18, 2017 that prepays a minimum of $1,350,000 of the Summit Note and adequate working capital to sustain operations for an additional period deemed acceptable by the CRO, the Restated Loan Agreement provides that Summit would favorably consider an extension of the maturity date for at least 30 days.

In the event that the Company consummates a Proposed Transaction involving the sale of a sufficient amount of a Securities Issuance to retire the principal and accrued interest on the Summit Note, the Board of Directors may terminate the services of the CRO.

On October 23, 2017, the Company entered into an agreement (the “Agreement”) with Compass Advisory Partners, LLC, an investment banking and consulting firm located in Pittsburgh, Pennsylvania (“Compass”). The Agreement provides, in relevant part, that in consideration of the Company’s financial condition and prospects for financial restructuring and capitalization, and without further approval by the Company’s Board, the Company granted Compass the authority to file for protection under chapter 7 or chapter 11 of the United States Bankruptcy Code (11. U.S.C. § 101 et seq.) (the “Federal Bankruptcy Code”) and, subject to approval by the Bankruptcy Court, serve as CRO for the debtor-in-possession Company during the bankruptcy process and to negotiate and consummate a sale of all or substantially all of the Company’s assets and/or file a plan of reorganization; provided, that the final terms of the proposed plan of reorganization and/or sale of the Company’s assets after presentation by the CRO to the Board; provided, that such authority is subject to the final approval of the Board of Directors and the Bankruptcy Court.

Based on its recent experience, the Company’s cash shortfall has been between $400,000 to $500,000 per month. Based on Compass’s preliminary review of the Company’s financial position, absent significant reductions in staff and other fixed expenses and/or the Company’s ability to obtain additional external financing, current estimates are that the Company’s working capital resources will be fully depleted on or about November 10, 2017. Accordingly, there is a significant possibility that the Company will be required to seek protection from its creditors under the Federal Bankruptcy Code.

On August 25, 2017, the Board of the Company authorized a one-for-fifty (1:50) reverse stock split of the Company’s outstanding Common Stock and shares of Common Stock issuable upon the conversion or exercise of convertible securities, warrants or options; such reverse stock split to be implemented by the Company either prior to or in connection with any future public offering of Company securities.

On October 12, 2017, the Financial Industry Regulatory Authority approved the reverse stock split and it became effective on October 16, 2017.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the provisions of the Restated Summit Loan Agreement, on October 26, 2017, Stephen Turner resigned as the Company’s Chief Executive Officer and Chairman of the Board. Mr. Turner will continue to serve as a consultant to the Company and shall receive compensation equal to up to 50% of his current base salary, together with all medical and related fringe benefits provided under his employment agreement with the Company that expires in April of 2018. There was no dispute or disagreement between Mr. Turner and the Company in relation to his resignation.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Exhibit Description
3.1	Promissory Note and Loan Agreement between Protea Biosciences, Inc. and Summit Resources, Inc.
3.2	Form of Guaranty of Summit Note by Protea Biosciences Group, Inc.
3.3	Form of Security Agreement between Protea Biosciences, Inc. and Summit.
3.4	Form of Pledge Agreement between Registrant and Summit.
3.5	Engagement agreement between the Registrant and Compass Advisory Partners, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 26, 2017	PROTEA BIOSCIENCES GROUP, INC.

	By:	/s/ David Halverson
David Halverson
President